SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15,1999. Kemper Strategic Income Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For       Against     Abstain
      94,840,838  1,883,394   4,485,498

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

         For       Against     Abstain
      70,102,991  4,210,474   7,963,355

Investment policies

         For       Against     Abstain
      70,096,748  4,216,716   7,963,355

Diversification

         For       Against     Abstain
      70,106,168  4,207,297   7,963,355

Borrowing

         For       Against     Abstain
      70,025,942  4,287,522   7,963,355

Senior securities

         For       Against     Abstain
      70,138,812  4,174,652   7,963,355

Concentration

         For       Against     Abstain
      70,130,019  4,183,446   7,963,355

Underwriting of securities

         For       Against     Abstain
      70,143,616  4,169,848   7,963,355

Investment in real estate

         For       Against     Abstain
      70,104,120  4,209,344   70,963,355

Purchase of commodities

         For       Against     Abstain
      70,039,065  4,274,400   7,963,355

Lending

         For       Against     Abstain
      70,047,072  4,266,393   7,963,355

Margin purchases and short sales

         For       Against     Abstain
      69,979,120  4,334,344   7,963,355

Pledging of assets

         For       Against     Abstain
      70,025,424  4,288,041   7,963,355

Purchases of options and warrants

         For       Against     Abstain
      70,090,079  4,223,385   7,963,355



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